Ex.3.1.2


           Company No.: 5249387





                            The Companies Act 1985
                                 (as amended)



                      A PRIVATE COMPANY LIMITED BY SHARES









------------------------------------------------------------------------------

                    MEMORANDUM AND ARTICLES OF ASSOCIATION

                                      of

                       GRANITE FINANCE FUNDING 2 LIMITED

------------------------------------------------------------------------------




                        Incorporated on 4 October 2004



                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

                          REF: DS/30507-30030/675511

                      The Companies Act 1985 (as amended)

                           Company Limited by Shares

                           Memorandum of Association

                                      of

                       Granite Finance Funding 2 Limited



1.   The name of the Company is "Granite Finance Funding 2 Limited".

2.   The Company is to be a private company limited by shares.

3.   The registered office of the Company will be situate in England.

4.   The objects for which the Company is established are:

     4.1 To carry on business as a general commercial company and to carry on any trade or business whatsoever.

     4.2 To carry on any business, undertaking, transaction or operation commonly carried on or undertaken by manufacturers, merchants and dealers (both wholesale and retail) in all or any articles of commercial and personal use and consumption, importers, exporters, shipowners, bankers, factors, capitalists, promoters, financiers, real property dealers and investors, concessionaires, brokers, contractors, mercantile and general agents, advertising agents, publishers, carriers and transporters of all kinds and to carry on all or any of the said businesses either together as one business or as separate distinct businesses in any part of the world.

     4.3 To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property, real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person and to act and carry on business as a holding company.

     4.4 To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processers, importers, exporters and storers of and dealers in any goods and other things.

     4.5 To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

     4.6 To provide services of all descriptions and to carry on business as advisers, consultants, brokers, trustees and agents of any kind.

     4.7 To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.



                                       1       Granite Finance Funding 2 Limited

     4.8 To provide technical, cultural, artistic, educational, entertainment or business material, facilities or services and to carry on any business involving any such provision.

     4.9 To lend money, and grant or provide credit and financial accommodation, secured or unsecured, to any person and to deposit money with any person and to carry on the business of a banking, finance or insurance company.

     4.10 To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

     4.11 To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

     4.12 To enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out exercise and comply with the same.

     4.13 To borrow and raise money and secure the payment of money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities, particularly for the performance of the Company's obligations or the payment of money.

     4.14 To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

     4.15 To amalgamate or enter into partnership or any profit-sharing arrangement with, and co-operate or participate in any way with or to take over or assume any obligation of, or to assist or subsidise any person.

     4.16 To accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

     4.17 To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organisation.



                                       2       Granite Finance Funding 2 Limited

     4.18 To sell, exchange, mortgage, charge, let, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any or no consideration and in particular (without prejudice to the generality of the foregoing) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

     4.19 To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars books and periodicals.

     4.20 To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property, purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

     4.21 To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

     4.22 To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

     4.23 To apply for, promote and obtain any order, regulation or licence of any government department or authority (including, without limitation, the Data Protection Commissioner and the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company's constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company's interests.

     4.24 To establish, grant and take up agencies, and do all other things the directors may deem conducive to the carrying on of the Company's business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

     4.25 To grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons


                                       3       Granite Finance Funding 2 Limited
          whose service or services have directly or indirectly been of benefit to the Company or whom the Board of Directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any, national, charitable, benevolent, educational, social, public, general or useful object.

     4.26 To cease carrying on or wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

     4.27 To distribute any of the property of the Company among its creditors and Members in specie or kind.

     4.28 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

     4.29 To carry on any other business or activity and do anything of any nature which in the opinion of the Board of Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking property or assets or otherwise to advance the interests of the Company or of its Members.

     4.30 To do all such other things as in the opinion of the Board of Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

     And it is hereby declared that "company" in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, "person" shall include any company as well as any other legal or natural person, "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, "and" and "or" shall mean "and/or" where the context so permits, "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.   The liability of the Members is limited.



                                       4       Granite Finance Funding 2 Limited

6. The Company's share capital is (GBP)50,000 divided into 50,000 shares of (GBP)1.00 each.(1)





-------------------------
(1) The Company's authorised share capital was (GBP)1000 on incorporation. By written resolution passed on 20 October 2004 the authorised share capital was increased from (GBP)1,000 to (pound)50,000 by the creation of an additional 49,000 ordinary shares of (GBP)1.00 each.



                                       5       Granite Finance Funding 2 Limited

           We, the subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum of association; and we agree to take the number of shares set out below.

-------------------------------------------------------------------------------
           Names and Addresses of Subscriber                  Number of Shares
                                                       taken by the Subscriber
-------------------------------------------------------------------------------

           Granite Finance Holdings Limited                    Signed for and on behalf of                    1
           Fifth Floor                                         Granite Finance Holdings Limited by:
           100 Wood Street
           London  EC2V 5HA
                                                    -------------------------------------------------
                                               Name:
                                              Title:
                                                    -------------------------------------------------
                                               Name:
                                              Title:




----------------------------------------------------------------------------------------------------------------
                                                                   Total shares taken                         1
----------------------------------------------------------------------------------------------------------------

           Dated  4 October 2004


           Witness to the above signatures:

                                                    -------------------------------------------------
                                                               Witness
                                               Name:
                                                    -------------------------------------------------
                                         Occupation:
                                                    -------------------------------------------------
                                            Address:           Law Debenture Trust Corporation
                                                               p.l.c.
                                                               Fifth Floor
                                                               100 Wood Street
                                                               London EC2V 7EX


                                       6       Granite Finance Funding 2 Limited

                            Articles of Association

                                      of

                       Granite Finance Funding 2 Limited

1.   ADOPTION OF TABLE A AND DEFINITIONS

     In these articles:

1.1 In these Articles the "Act" means the Companies Acts 1985 and 1989 (as at the date of the adoption of this Article);

1.2 "Statutes" means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act; and

1.3 "Table A" means Table A scheduled to the Companies (Tables A to F) Regulations 1985 as amended prior to the date of incorporation of the company. The regulations contained in Table A shall, except where they are excluded or modified by these articles, apply to the company and, together with these articles, shall constitute the articles of the company. No other regulations set out in any statute concerning companies, or in any statutory instrument or other subordinate legislation made under any statute, shall apply as the regulations or articles of the company.

2.   INTERPRETATION

     Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles. References in these articles to "writing" include references to any method of representing or reproducing words in a legible and non-transitory form. Headings are for convenience only and shall not affect construction. If, and for so long as, the company has only one member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company.

3.   SHARE CAPITAL

3.1  Directors' authorities to allot

     The Directors are generally and unconditionally authorised during the period of five years from the date of adoption of these Articles to offer, allot, grant options over or otherwise dispose of relevant securities as defined in Section 80(2) of the Act) of the Company up to the maximum nominal amount of the authorised but unissued share capital of the Company at the date of these Articles to such persons at such times and on such terms and conditions as they think fit and to make any offer or agreement of the kind referred to in Section 80(7) of the Act.
     Section 89(1) of the Act shall not apply to the Company.

3.2  Power to redeem and repurchase shares

     Subject to and in accordance with the provisions of the Act and otherwise on such terms as the Company may by special resolution determine:

     (a) any share in the capital of the Company may be issued on terms that it is to be, or at the option of the Company or the holder thereof is liable to be redeemed;

     (b) the Company may purchase any of its own shares (including any redeemable shares); and



                                       7       Granite Finance Funding 2 Limited

     (c) the Company may make a payment in respect of the redemption or purchase of any of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares;

     and the Directors shall be empowered respectively to redeem or purchase any such shares on such terms as the Company may by special resolution determine.

3.3  Lien

     The Company shall have a first and paramount lien on every share (whether or not it is a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (whether or not they are fully paid shares) standing registered in the name of any person indebted or under liability to the Company for all moneys presently payable by him or his estate to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon, Regulation 8 of Table A shall not apply to the Company.

3.4  Execution of Transfer

     No instrument of transfer of a share agreed to be taken by a subscriber to the memorandum of association of the Company need be executed by or on behalf of the transferee and Regulation 23 of Table A shall be modified accordingly.

3.5  Directors' power to refuse transfer

     The Directors may in their absolute discretion and without assigning any reason therefor. decline to register any transfer of any share. whether or not it is a fully paid share and Regulation 24 of Table A shall be modified accordingly.

4.   GENERAL MEETINGS

4.1  Meetings on members' requisition

     The following words shall be substituted for Regulation 37 of Table A:

     "The directors may call general meetings and, on the requisition of (a) members pursuant to the provisions of the Act, or (b) of any one or more members holding at the date of deposit of the requisition not less than one tenth of such of the paid up share capital of the Company as at that date carries the right to vote at general meetings of the Company shall forthwith proceed to convene an extraordinary general meeting for a date not later than 6 weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting or if the directors do not within 21 days from the date of the deposit of the requisition proceed duly to convene a meeting, any director or any such member of the Company may call a general meeting."

4.2  Quorum

     If, and for so long as, the Company has only one member, that member or the proxy for that member, or where that member is a corporation, its duly authorised representative, shall be a quorum at any general meeting of the Company or of the holders of any class of shares of the Company Regulation 40 of Table A shall be modified accordingly.

     At the end of the first sentence of Regulation 40 of Table A the following words shall be added "at the time when the meeting proceeds to business".



                                       8       Granite Finance Funding 2 Limited

     Regulation 41 of Table A shall be amended by adding at the end the words. "and if at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, the Member or Members present if he or they together hold(s) a majority in nominal value of such part of the issued share capital of the Company as confers the right to attend and vote at General Meetings of the Company, shall be a quorum."

4.3  Proxies voting

     Regulation 54 of Table A shall be amended by the addition of the words "or by proxy" after the words "in person".

5.   DIRECTORS

5.1  Number of Directors

     Unless and until the Company in General Meeting shall otherwise determine, the number of' Directors shall be not less than one. Regulation 64 of Table A shall not apply to the Company. If and so long as there is one Director, such Director may act alone in exercising all the powers and authorities vested in the Directors and Regulations 89 and 90 of Table A shall be modified according.

5.2  Sanction under section 719 of the Act

     The Directors are authorised to sanction the exercise of the power conferred on the Company by Section 719(1) of the Act and to exercise that power.

5.3  Alternate Directors

     The words "approved by resolution of the directors and" shall be deleted from Regulation 65 of Table A.

5.4  Members' directions to Directors by ordinary resolution

     In Regulation 70 of Table A the words "ordinary resolution" shall be substituted for the words "special resolution".

5.5  Delegation of powers

     The words "or such person or persons as the Directors may think fit" shall be added at the end of the first sentence of Regulation 72 of Table.

5.6  Appointment and removal of Directors

     At any time and from time to time the holder or holders of a majority in nominal value of such part of the issued share capital of the Company as confers the right for the time being to attend and vote at General Meetings of the Company may by memorandum in writing signed by or on behalf of him or them and left at or sent to the registered office of the Company appoint any person to be a Director or remove a Director from office.

5.7  Casual vacancies

     The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Articles as the maximum number of directors. Any Director so appointed shall (subject to the other provisions of these Articles) hold office until he is removed pursuant to this Article.



                                       9       Granite Finance Funding 2 Limited

5.8  Directors not subject to retirement b rotation

     Regulations 73 to 80 (inclusive and the last sentence of Regulation 84 of Table A shall not apply to the Company.

5.9  No age limit for Directors

     No Director shall vacate or be required to vacate his office as a Director on or by reason of his attaining or having attained the age of 70 or any other age and any Director or any person may be re-appointed or appointed, as the case may be, as a Director notwithstanding that he had then attained the age of 70, and no special notice need be given of any resolution for the re-appointment or appointment or approval of the appointment of a Director at any age and it shall not be necessary to give the Members of the Company notice of the age of any Director or person proposed to be so re-appointed or appointed. Sub-sections (1) to
     (6) inclusive of Section 293 of the Act shall not apply to the Company.

5.10 Compulsory vacation of office

     Regulation 81 of Table A shall be amended as follows:

(a) the words "he is, or may be, in the opinion of the other Directors, of unsound mind or suffering from mental disorder" shall be substituted for paragraph (c); and

(b)  the whole of paragraph (e) shall be deleted.

6.   EXECUTIVE DIRECTORS

     The Directors may from time to time appoint one or more of their body to executive office (including but without limitation that of Managing Director, Manager or any other salaried office) for such period and on such terms as they shall think fit, and subject to the terms of any agreement entered into in any particular case, may revoke such appointment. The appointment of a Director so appointed shall (subject to the terms of any such agreement as aforesaid) be automatically determined ipso facto if he cease from any cause to be a Director. A Managing Director, Manager or other executive officer as aforesaid shall receive such remuneration (by way of salary, commission, participation in profits or otherwise howsoever) as the Directors may determine. Regulation 84 of Table A shall not apply to the Company.

7.   GRATUITIES AND PENSIONS

     The Directors may provide benefits whether by payment of gratuities or pensions or by insurance or otherwise, to, or to any person in respect of, any Director or employee or former Director or employee who may hold or may have held any executive or other office or employment under the Company or any body corporate which is or has been a subsidiary or holding company of the Company or any other subsidiary of a holding company of the Company or a predecessor in business of' the Company or of any such other company and for the purpose of providing any such benefits may contribute to any scheme or fund and may make payments towards insurances or trusts for the purchase or provision of any such benefit in respect of such persons. Regulation 87 of Table A shall not apply to the Company.

8.   PROCEEDINGS OF DIRECTORS

8.1  Notices to Directors

     Any Director for the time being absent from the United Kingdom may supply to the Company an address and/or facsimile transmission number whether or not within the United Kingdom to which notices of meetings of the Directors may be sent and shall then be



                                       10      Granite Finance Funding 2 Limited
     entitled to receive at such address or number notice of such meetings. Regulation 88 of Table A shall be modified accordingly.

8.2  Telephone meetings

     A meeting of the Directors may be validly held notwithstanding that all of the Directors are not present at the same place and at the same time provided that:

     (a) a quorum of the Directors at the time of the meeting are in direct communication with each other whether by way of telephone or audio-visual link; and

     (b) a quorum of the Directors entitled to attend a meeting of the Directors agree to the holding of the meeting in the manner described herein.

9.   DIRECTORS' INTERESTS

     A Director may vote in regard to any contract or arrangement in which he is interested or upon any matter arising thereout and if he shall so vote his vote shall be counted and he shall be reckoned in ascertaining whether there is present a quorum at any meeting at which any such contract or arrangement is considered. A Director may act by himself or his firm in any professional capacity for the Company and he or his firm may be entitled to remuneration for professional services as if he were not a Director: provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company Regulations 94 to 98 (inclusive) of Table A shall not apply to the Company.

10.  SEAL

10.1 Official Seal

     The Company may have for use in any territory, district or place elsewhere than in the United Kingdom an official seal which shall in all respects comply with the requirements of Section 39(1) of the Act. References in these Articles and Table A to the seal of the Company shall include references to such official seal and any official seal adopted by the Company under Section 40 of the Act.

10.2 Execution of deeds

     At the end of Regulation 101 of Table A shall be added the words:

     "(a) Any instrument signed by one Director and the Secretary or by two
          Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

     (b) No instrument shall be signed pursuant to Regulation 101(a) which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf."

11.  NOTICES

11.1 Manner of giving notice of general meetings

     Notice of every General Meeting of the Company shall be given by letter or facsimile transmission. Regulation 112 of Table A shall be modified accordingly.



                                       11      Granite Finance Funding 2 Limited

11.2 Deemed service of notice

     There shall be substituted for the last sentence of Regulation 115 of Table A the words "A notice shall be deemed to be given, if posted by pre-paid first-class mail, when then the envelope containing the same is posted, if posted by any other class of pre-paid mail at the expiration of' 48 hours from such time and if sent by facsimile transmission, when despatched."

12.  BORROWING POWERS

     The directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to the provisions of the Act, to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party (including any member).

13.  INDEMNITY INSURANCE

     Without prejudice to the provisions of Regulation 118 of Table A the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, or employees or auditors of the Company, or of any other company which is its holding company or parent undertaking or in which the Company or such holding company or parent undertaking or any of the predecessors of the Company or of such holding company or parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund. For the purposes of this Regulation "holding company" "parent undertaking" and "subsidiary undertaking" shall have the same meanings as in the Companies Acts 1985 to 1989.




                                       12      Granite Finance Funding 2 Limited

----------------------------------------------------------------------------------------------------------------
           Name and Address of Subscriber
----------------------------------------------------------------------------------------------------------------

           Granite Finance Holdings Limited                   Signed for and on behalf of
           Fifth Floor                                        Granite Finance Holdings Limited by:
           100 Wood Street
           London  EC2V 5HA

                                                   --------------------------------------------------
                                              Name:
                                             Title:


                                                   --------------------------------------------------
                                              Name:
                                             Title:

----------------------------------------------------------------------------------------------------------------


           Dated  4 October 2004


           Witness to the above signatures:

                                                   --------------------------------------------------
                                                              Witness
                                              Name:
                                                   --------------------------------------------------
                                        Occupation:
                                                   --------------------------------------------------
                                           Address:           Law Debenture Trust Corporation p.l.c.





                                       13      Granite Finance Funding 2 Limited